                                                                    EXHIBIT 10.7

                           WILSON BANK HOLDING COMPANY
                        QUALIFIED STOCK OPTION AGREEMENT

TO:

         We are pleased to notify you that, as a key employee of Wilson Bank & Trust, a subsidiary of Wilson Bank Holding Company (the "Company"), you have been granted an option ("Option") to purchase ____ of the common stock, $2.00 value ("Common Stock") of the Company at a price of $_______ per share this 1ST DAY OF JANUARY, 2006, under the Company's 1998 Stock Option Plan (the "Plan"). This Option may be exercised only upon the terms and conditions set forth below.

1.   PURPOSE OF PLAN.

     The purpose of the Plan under which this Option has been granted is to enable the Company to attract, retain and reward key employees of the Company and its subsidiaries (each a "Subsidiary, and, collectively, "Subsidiaries") and to strengthen the mutuality of interests between such key employees by awarding such key employees (collectively, "Participants") performance-based stock incentives and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash.

2.   PLAN CONTROLS.

     This Option is granted pursuant to the terms of the Plan and is subject to all of the terms and conditions of the Plan, which is incorporated herein by reference. Subject to the provisions of the Plan, the Board shall have the authority to interpret the provisions and supervise the administration of the Plan. If any of the provisions of this Option conflict with or are inconsistent with the provisions of the Plan, the provisions of the Plan shall be controlling.

3.   ACCEPTANCE OF OPTION AGREEMENT.

     Your execution of this option agreement will indicate your acceptance of and your willingness to be bound by its terms; it imposes no obligation upon you to purchase any of the shares subject to the Option. Your obligation to purchase shares can arise only upon your exercise of the Option in the manner set forth in Section 5 hereof.

4.   WHEN OPTION MAY BE EXERCISED.

     This Option shall vest one-tenth (1/10) annually for ten years beginning on the anniversary date of this date of grant and may be exercised to the fullest extent it has vested, or any part thereof, beginning on the date that is 12 months after this date of grant. This Option expires 10 years from the date of grant whether or not it has been duly exercised (the "Option Period"), unless sooner terminated as provided in Sections 6, 7 and 8 hereof.

5.   HOW OPTION MAY BE EXERCISED.

     This Option is exercisable by giving written notice to the Company at its executive offices, signifying your election to exercise the Option. The notice must state the number of shares of Common Stock as to which the Option is being exercised, must contain a statement by you (in a form acceptable to the Company) that such shares are being acquired by you for investment and not with a view to their distribution or resale (unless a registration statement covering the shares purchasable has been declared effective by the Securities and Exchange Commission) and must be accompanied by check payable to the order of the Company for the full purchase price of the shares being purchased and such amount, if any, as is required for income tax withholding. Such payment may also be made in whole or in part by delivering previously owned unrestricted shares of Common Stock held by you for at least six months (valued at the Fair Market Value of the Common Stock on the date the Option is exercised) as determined by the committee or instructing the Company to withhold that number of shares issuable upon exercise of the Option having a Fair Market Value equal to the purchase price and the amount required for income tax withholding. Any Common Stock delivered in satisfaction of all or any portion of the purchase price shall be appropriately endorsed for transfer and assignment to the Company. No shares shall be issued until full payment therefore has been made and your income tax withholding obligations satisfied.

     If notice of the exercise of this Option is given by a person or persons other than you, the Company will require the submission to the Company of appropriate proof of the right of such person or persons to exercise this Option.

     Certificates for shares of the Common Stock so purchased will be issued as soon as practicable. The Company, however, shall not be required to issue or deliver a Certificate for any shares until it has complied with all requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any stock Exchange of which the Common Stock may then be listed and all applicable state laws in connection with the issuance of sale of such shares or the listing of such shares on said exchange. Until the issuance of the certificate for such shares, you or such other person as may be entitled to exercise this Option, shall have none of the rights of a stockholder with respect to shares subject to this Option.

6.   TERMINATION OF EMPLOYMENT WITH THE COMPANY.

     If your employment with the Company (or a Subsidiary) is terminated for any reason other than as a result of your Death, Disability, Early or Normal retirement, or resignation provided in Sections 7 ,8 and 9 hereof, you may exercise that portion of this Option which was exercisable by you at the date of termination at any time within 90 days of the date of such termination provided, however, such exercise occurs within the Option Period and further provided that in the event such termination was due to "Cause" (as defined in the Plan), this Option shall immediately lapse and expire.


7.   RETIREMENT

     If your employment by the Company terminates by reason of Normal or Early Retirement, the Option may thereafter be exercised by you, to the extent it was exercisable at the time of termination, for a period of three (3) years from the date of such termination of employment or until the expiration of the stated term of the Option, whichever period is the shorter.

8.   DISABILITY

     If your employment by the Company terminates by reason of Disability, the Option shall be fully vested and exercisable upon such date of termination and the Option may thereafter be exercised by you for a period of three (3) years from the date of such termination of employment or until the expiration of the stated term of the Option, whichever period is the shorter.

9.   DEATH

     (A) If your employment is terminated by reason of death, this Option shall become fully exercisable and vested and may be exercised by the legal representative of your estate or the legatee or legatees under your will within 12 months from the date of your death, but in no event after the Option Period.

     (B) If you die within three years following termination of your employment due to Disability, Early or Normal Retirement, that portion of this Option which was exercisable by you at the date of your Death, Disability or Early or Normal Retirement may be exercised by the legal representative of your estate of the legatee or legatees under your will within 12 months from the date of your death, but in no event after the expiration of the Option Period.

10.  NON-TRANSFERABILITY OF OPTION.

     This Option shall not be assignable or transferable without the prior written consent of the Committee except (a) to a member of your immediate family or a trust for the benefit of you or a member of your immediate family, or (b) by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and may be exercised during your lifetime only by you or your guardian, legal representative or qualified domestic relations order transferee.

11.  QUALIFIED STOCK OPTION.

     This Option is not intended to be an "incentive stock option" as defined in Section 42 422 of the Internal Revenue Code of 1986, as amended.

12.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

     If at any time after the date of grant of this Option, the Company shall, by stock dividend, split-up, combination, reclassification or exchange, or through merger or consolidation, or otherwise, change its shares of Common Stock into a different number or kind or class of shares or other securities or property, then the number of shares covered by this Option and the price of each such share shall be proportion- ately adjusted for any such change by the Board of Directors whose determination shall be conclusive. Any fraction of a share resulting from any adjustment shall be eliminated and the price per share of the remaining shares subject to this Option shall be adjusted accordingly.

13.  EFFECTS OF CHANGE IN CONTROL.

     Immediately following a "Change in Control" of the Company (as defined in the Plan), this Option shall become immediately vested and fully exercisable, but in no event may this Option be exercised after 10 years from the date this Option was granted to you.

14.  MODIFICATION.

     This Option may be amended by the Board (subject to certain limitations as set forth in the Plan), prospectively or retroactively and in whole or in part, except that no such action may impair your rights with respect to this Option without your consent, and the Board may, in its sole discretion, waive any restrictions or conditions applicable to, or accelerate the vesting of, this Option, in whole or in part.

15.  MEANING OF CAPITALIZED TERMS.

     Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Plan.

16.  WHEN OPTION BECOMES EFFECTIVE.

     This Option shall not become effective unless a copy of this letter has been signed by you and returned to the Company at the above address.

                                         Sincerely yours,

                                         WILSON BANK HOLDING COMPANY



                                         By:
                                             ------------------------------
                                             J. Randall Clemons
                                             Chief Executive Officer







AGREED TO AND ACCEPTED THIS _______ DAY OF _________________, ______.


---------------------------------------------
SIGNATURE OF OPTIONEE